Exhibit 99.1
News Release

Contact:	James Gherardi Corporate Communications 312-394-7417 Andrew Plenge Investor Relations 312-394-2345
EXELON REPORTS FIRST QUARTER 2024 RESULTS
Earnings Release Highlights
•GAAP Net Income of $0.66 per share and Adjusted (non-GAAP) Operating Earnings of $0.68 per share for the first quarter of 2024
•Affirming full year 2024 Adjusted (non-GAAP) Operating Earnings guidance range of $2.40-$2.50 per share
•Reaffirming fully regulated operating EPS compounded annual growth target of 5-7% from 2023 to 2027
•Achieved top quartile reliability performance at all utilities, with ComEd and PHI achieving top decile in both outage frequency and outage duration
•ComEd refiled its Multi-Year Grid Plan in March as directed by the Illinois Commerce Commission (ICC), with a final order expected before the end of 2024
•PECO filed electric and gas distribution rate cases with the Pennsylvania Public Utility Commission (PAPUC) in March seeking an increase in base rates to support significant investments in modernized energy infrastructure to maintain reliability, help enable wider adoption of cleaner energy resources, and provide customers with enhanced levels of service
•A settlement was approved in April by the Delaware Public Service Commission (DPSC) in Delmarva Power’s electric base rate case
•An order in ComEd’s Multi-Year Rate Plan Rehearing was received in April, increasing ComEd’s revenue requirement until approval of its refiled Grid Plan

CHICAGO (May 2, 2024) — Exelon Corporation (Nasdaq: EXC) today reported its financial results for the first quarter of 2024.
"Through the first quarter, Exelon is on track for another year of operational excellence while delivering on our financial guidance," said President and CEO Calvin Butler. "We are encouraged that we are making progress on the regulatory front, with ComEd's rehearing process complete almost two months early. Additionally, our Exelon team is leading the industry with our innovative approach on safety, now measuring our performance through a Serious Injury Incidence Rate, reaffirming our commitment to the safety of our employees and community members."

"We delivered first quarter 2024 adjusted operating earnings of $0.68 per share while maintaining strong operational performance," said Exelon Chief Financial Officer Jeanne Jones. "Despite mild weather and a challenging storm season, we remain on track to deliver full-year operating earnings of $2.40 to $2.50 per share in 2024 and continue to affirm our sustained growth over the coming years to support the energy transformation in our communities, projecting annualized earnings per share (EPS) growth of 5% to 7% through 2027."
First Quarter 2024
Exelon's GAAP Net Income for the first quarter of 2024 decreased to $0.66 per share from $0.67 per share in the first quarter of 2023. Adjusted (non-GAAP) Operating Earnings for the first quarter of 2024 decreased to $0.68 per share from $0.70 per share in the first quarter of 2023. For the reconciliations of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on page 4.
GAAP Net Income and Adjusted (non-GAAP) Operating Earnings in the first quarter of 2024 primarily reflect:
•Higher utility earnings primarily due to rate increases at BGE and PHI. This was partially offset by higher operating expenses due to increased storm costs at PECO and BGE, lower electric distribution earnings from lower allowed ROE and the absence of a return on pension asset at ComEd, and lower carrying cost recovery related to the carbon mitigation credit (CMC) regulatory asset at ComEd.
•Higher costs at the Exelon holding company primarily due to higher interest expense.
Operating Company Results1
ComEd
ComEd's first quarter of 2024 GAAP Net Income decreased to $193 million from $241 million in the first quarter of 2023. ComEd's Adjusted (non-GAAP) Operating Earnings for the first quarter of 2024 decreased to $219 million from $251 million in the first quarter of 2023, primarily due to decreases in electric distribution earnings (reflecting lower allowed ROE due to U.S. Treasury rates no longer applying to distribution revenue) and carrying costs related to the CMC regulatory asset. Due to revenue decoupling, ComEd's distribution earnings are not affected by actual weather or customer usage patterns.
PECO
PECO’s first quarter of 2024 GAAP Net Income decreased to $149 million from $166 million in the first quarter of 2023. PECO's Adjusted (non-GAAP) Operating Earnings for the first quarter of 2024 decreased to $149 million from $166 million in the first quarter of 2023, primarily due to an increase in storm costs partially offset by less unfavorable weather.
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1 Exelon’s four business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; and PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware.

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BGE
BGE’s first quarter of 2024 GAAP Net Income increased to $264 million from $200 million in the first quarter of 2023. BGE's Adjusted (non-GAAP) Operating Earnings for the first quarter of 2024 increased to $264 million from $199 million in the first quarter of 2023, primarily due to increased revenue due to distribution rate increases. Due to revenue decoupling, BGE's distribution earnings are not affected by actual weather or customer usage patterns.
PHI
PHI’s first quarter of 2024 GAAP Net Income increased to $168 million from $155 million in the first quarter of 2023. PHI’s Adjusted (non-GAAP) Operating Earnings for the first quarter of 2024 decreased to $168 million from $173 million in the first quarter of 2023, primarily due to increase in interest expense and operating expenses, partially offset by distribution rate increases. Due to revenue decoupling, PHI's distribution earnings related to Pepco Maryland, DPL Maryland, Pepco District of Columbia, and ACE are not affected by actual weather or customer usage patterns.
Recent Developments and First Quarter Highlights
•Dividend: On April 30, 2024, Exelon's Board of Directors declared a regular quarterly dividend of $0.38 per share on Exelon's common stock for the second quarter of 2024. The dividend is payable on June 14, 2024, to shareholders of record of Exelon as of 5 p.m. Eastern time on Monday, May 13, 2024.
•Rate Case Developments:
◦ComEd Refiled Multi-Year Grid Plan: On March 13, 2024, ComEd refiled its Grid Plan with the ICC. On March 15, 2024, ComEd filed a petition to adjust its multi-year rate plan revenue requirement to increase its distribution rates by $302 million in 2024, $89 million in 2025, $136 million in 2026 and $143 million in 2027, reflecting an ROE 8.905%. ComEd currently expects a decision in the fourth quarter of 2024, but cannot predict if the ICC will approve the application as filed.
◦ComEd Rehearing on Multi-Year Rate Plan: On April 18, 2024, the ICC issued an order which increased the revenue requirements by $150 million in 2024, $186 million in 2025, $221 million in 2026 and $253 million in 2027, reflecting an ROE of 8.905%.

◦ComEd Distribution Formula Rate Reconciliation: On April 26, 2024, ComEd filed its proposed Delivery Reconciliation Amount with the ICC requesting $627 million under Rider Delivery Service Pricing Reconciliation which allows for the reconciliation of the revenue requirement in effect. The 2024 filing reconciles those rates with the actual delivery service costs incurred in 2023. ComEd currently expects a decision in the fourth quarter of 2024, but cannot predict if the ICC will approve the application as filed.

◦PECO Pennsylvania Electric Distribution Rate Case: On March 28, 2024, PECO filed an application with the PAPUC to increase its annual Electric rates by $464 million, which is partially offset by a one-time credit of $64 million in 2025, reflecting an ROE of 10.95%. PECO currently expects a decision in the fourth quarter of 2024 but cannot predict if the PAPUC will approve the application as filed.

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◦PECO Pennsylvania Natural Gas Distribution Rate Case: On March 28, 2024, PECO filed an application with the PAPUC to increase its annual natural gas rates by $111 million, reflecting an ROE of 11.15%. PECO currently expects a decision in the fourth quarter of 2024 but cannot predict if the PAPUC will approve the application as filed.

◦DPL Delaware Electric Distribution Base Rate Case: On April 18, 2024, the DEPSC approved an increase in DPL's annual electric distribution base rates of $28 million, reflecting an ROE of 9.6%. Interim rates went into effect on July 15, 2023, subject to refund. Rates associated with the approved order were effective on April 24, 2024.
•Financing Activities:
◦On Feb. 27, 2024, Exelon Corporate issued $1,700 million of notes, consisting of $650 million of its 5.15% notes due March 15, 2029, $650 million of its 5.45% notes due March 15, 2034, and $400 million of its 5.60% notes due March 15, 2053. Exelon used the proceeds to repay the SMBC Term Loan, outstanding commercial paper, and for general corporate purposes.
◦On March 4, 2024, Pepco issued $675 million of its First Mortgage Bonds, consisting of $375 million of its First Mortgage 5.20% Series Bonds, due March 15, 2034 and $300 million of its First Mortgage 5.50% Series Bonds, due March 15, 2054. Pepco used the proceeds to refinance existing indebtedness, refinance outstanding commercial paper, and for general corporate purposes.
◦On March 20, 2024, ACE entered into the ACE Purchase Agreement for the offer and sale of $75 million aggregate principal amount of its First Mortgage Bonds, 5.55% Series due March 20, 2054. ACE used the proceeds to repay existing indebtedness and to fund other general corporate purposes.
◦On March 20, 2024, DPL entered into the DPL Purchase Agreement for the offer and sale of $100 million of its First Mortgage 5.24% Series Bonds, due March 20, 2034, and $75 million of its First Mortgage 5.55% Series, due March 20, 2054. DPL used the proceeds to repay existing indebtedness and to fund other general corporate purposes.
Adjusted (non-GAAP) Operating Earnings Reconciliation
Adjusted (non-GAAP) Operating Earnings for the first quarter of 2024 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2024 GAAP Net Income	$0.66	$658	$193	$149	$264	$168
Change in FERC Audit Liability (net of taxes of $9)	0.03	27	26	—	—	—
2024 Adjusted (non-GAAP) Operating Earnings	$0.68	$685	$219	$149	$264	$168
Adjusted (non-GAAP) Operating Earnings for the first quarter of 2023 do not include the following items (after tax) that were included in reported GAAP Net Income:
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(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2023 GAAP Net Income	$0.67	$669	$241	$166	$200	$155
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $0)	—	(1)	—	—	—	—
Change in Environmental Liabilities (net of taxes of $7)	0.02	18	—	—	—	18
Change in FERC Audit Liability (net of taxes of $4)	0.01	11	11	—	—	—
Separation Costs (net of taxes of $0)	—	(1)	—	—	—	—
2023 Adjusted (non-GAAP) Operating Earnings	$0.70	$696	$251	$166	$199	$173
__________
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2024 and 2023 ranged from 24.0% to 29.0%.
Webcast Information
Exelon will discuss first quarter 2024 earnings in a conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at https://investors.exeloncorp.com.
About Exelon
Exelon (Nasdaq: EXC) is a Fortune 250 company and the nation’s largest utility company, serving more than 10.5 million customers through six fully regulated transmission and distribution utilities — Atlantic City Electric (ACE), Baltimore Gas and Electric (BGE), Commonwealth Edison (ComEd), Delmarva Power & Light (DPL), PECO Energy Company (PECO), and Potomac Electric Power Company (Pepco). 20,000 Exelon employees dedicate their time and expertise to supporting our communities through reliable, affordable and efficient energy delivery, workforce development, equity, economic development and volunteerism. Follow @Exelon on Twitter | X.
Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses, and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. Exelon has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of Adjusted (non-GAAP) Operating
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Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: https://investors.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on May 2, 2024.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of federal securities laws that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “should,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.
The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2023 Annual Report on Form 10-K filed with the SEC in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies; (2) the Registrants' First Quarter 2024 Quarterly Report on Form 10-Q (to be filed on May 2, 2024) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 11, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.
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Earnings Release Attachments

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Other (a)	Exelon
Three Months Ended March 31, 2024
Operating revenues	$2,095	$1,054	$1,297	$1,606	$(9)	$6,043
Operating expenses
Purchased power and fuel	907	403	464	636	—	2,410
Operating and maintenance	418	293	264	325	(29)	1,271
Depreciation and amortization	362	104	150	246	17	879
Taxes other than income taxes	94	51	89	128	9	371
Total operating expenses	1,781	851	967	1,335	(3)	4,931
Gain on sales of assets and businesses	—	2	—	—	—	2
Operating income (loss)	314	205	330	271	(6)	1,114
Other income and (deductions)
Interest expense, net	(122)	(55)	(50)	(90)	(151)	(468)
Other, net	20	9	8	27	11	75
Total other income and (deductions)	(102)	(46)	(42)	(63)	(140)	(393)
Income (loss) before income taxes	212	159	288	208	(146)	721
Income taxes	19	10	24	40	(30)	63
Net income (loss) attributable to common shareholders	$193	$149	$264	$168	$(116)	$658

Three Months Ended March 31, 2023
Operating revenues	$1,667	$1,112	$1,257	$1,536	$(9)	$5,563
Operating expenses
Purchased power and fuel	488	484	492	627	—	2,091
Operating and maintenance	337	270	222	309	13	1,151
Depreciation and amortization	338	98	167	241	16	860
Taxes other than income taxes	93	50	83	120	9	355
Total operating expenses	1,256	902	964	1,297	38	4,457
Operating income (loss)	411	210	293	239	(47)	1,106
Other income and (deductions)
Interest expense, net	(117)	(48)	(44)	(76)	(127)	(412)
Other, net	18	8	3	26	54	109
Total other income and (deductions)	(99)	(40)	(41)	(50)	(73)	(303)
Income (loss) before income taxes	312	170	252	189	(120)	803
Income taxes	71	4	52	34	(27)	134
Net income (loss) attributable to common shareholders	$241	$166	$200	$155	$(93)	$669

Change in net income (loss) from 2023 to 2024	$(48)	$(17)	$64	$13	$(23)	$(11)
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(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.

Exelon
Consolidated Balance Sheets
(unaudited)
(in millions)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$720	$445
Restricted cash and cash equivalents	489	482
Accounts receivable
Customer accounts receivable	2,896	2,659
Customer allowance for credit losses	(346)	(317)
Customer accounts receivable, net	2,550	2,342
Other accounts receivable	1,131	1,101
Other allowance for credit losses	(96)	(82)
Other accounts receivable, net	1,035	1,019
Inventories, net
Fossil fuel	37	94
Materials and supplies	751	707
Regulatory assets	2,035	2,215
Other	595	473
Total current assets	8,212	7,777
Property, plant, and equipment, net	74,604	73,593
Deferred debits and other assets
Regulatory assets	8,701	8,698
Goodwill	6,630	6,630
Receivable related to Regulatory Agreement Units	3,382	3,232
Investments	263	251
Other	1,419	1,365
Total deferred debits and other assets	20,395	20,176
Total assets	$103,211	$101,546

	March 31, 2024	December 31, 2023
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$2,206	$2,523
Long-term debt due within one year	503	1,403
Accounts payable	2,814	2,846
Accrued expenses	1,076	1,375
Payables to affiliates	5	5
Customer deposits	419	411
Regulatory liabilities	400	389
Mark-to-market derivative liabilities	29	74
Unamortized energy contract liabilities	7	8
Other	516	557
Total current liabilities	7,975	9,591
Long-term debt	42,271	39,692
Long-term debt to financing trusts	390	390
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	12,199	11,956
Regulatory liabilities	9,706	9,576
Pension obligations	1,569	1,571
Non-pension postretirement benefit obligations	523	527
Asset retirement obligations	270	267
Mark-to-market derivative liabilities	80	106
Unamortized energy contract liabilities	25	27
Other	2,142	2,088
Total deferred credits and other liabilities	26,514	26,118
Total liabilities	77,150	75,791
Commitments and contingencies
Shareholders’ equity
Common stock	21,129	21,114
Treasury stock, at cost	(123)	(123)
Retained earnings	5,767	5,490
Accumulated other comprehensive loss, net	(712)	(726)
Total shareholders’ equity	26,061	25,755
Total liabilities and shareholders’ equity	$103,211	$101,546

Exelon
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net income	$658	$669
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, and accretion	880	860
Gain on sales of assets and businesses	(2)	—
Deferred income taxes and amortization of investment tax credits	46	113
Net fair value changes related to derivatives	1	—
Other non-cash operating activities	39	(138)
Changes in assets and liabilities:
Accounts receivable	(309)	106
Inventories	12	102
Accounts payable and accrued expenses	(238)	(482)
Collateral received (paid), net	7	(214)
Income taxes	21	23
Regulatory assets and liabilities, net	252	(324)
Pension and non-pension postretirement benefit contributions	(111)	(44)
Other assets and liabilities	(264)	(187)
Net cash flows provided by operating activities	992	484
Cash flows from investing activities
Capital expenditures	(1,767)	(1,881)
Proceeds from sales of assets and businesses	2	—
Other investing activities	(2)	10
Net cash flows used in investing activities	(1,767)	(1,871)
Cash flows from financing activities
Changes in short-term borrowings	(317)	(1,130)
Proceeds from short-term borrowings with maturities greater than 90 days	150	—
Repayments on short-term borrowings with maturities greater than 90 days	(150)	(150)
Issuance of long-term debt	2,625	3,925
Retirement of long-term debt	(901)	(857)
Dividends paid on common stock	(381)	(358)
Proceeds from employee stock plans	11	10
Other financing activities	(55)	(60)
Net cash flows provided by financing activities	982	1,380
Increase (decrease) in cash, restricted cash, and cash equivalents	207	(7)
Cash, restricted cash, and cash equivalents at beginning of period	1,101	1,090
Cash, restricted cash, and cash equivalents at end of period	$1,308	$1,083

Exelon
Reconciliation of GAAP Net Income (Loss) to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Three Months Ended March 31, 2024 and 2023
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Other (a)	Exelon
2023 GAAP Net Income (Loss)	$0.67	$241		$166		$200		$155		$(93)	$669
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $0)	—	—		—		—		—		(1)	(1)
Change in Environmental Liabilities (net of taxes of $7)	0.02	—		—		—		18		—	18
Change in FERC Audit Liability (net of taxes of $4)	0.01	11		—		—		—		—	11
Separation Costs (net of taxes of $0) (1)	—	—		—		—		—		(1)	(1)
2023 Adjusted (non-GAAP) Operating Earnings (Loss)	$0.70	$251		$166		$199		$173		$(93)	$696

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
Weather	$0.02	$—	(b)	$18		$—	(b)	$4	(b)	$—	$22
Load	—	—	(b)	(3)		—	(b)	(1)	(b)	—	(4)
Distribution and Transmission Rates (2)	0.09	(19)	(c)	3	(c)	85	(c)	24	(c)	—	93
Other Energy Delivery (3)	0.07	64	(c)	(1)	(c)	(6)	(c)	17	(c)	—	74
Operating and Maintenance Expense (4)	(0.08)	(54)		(15)		(4)		(30)		27	(76)
Pension and Non-Pension Postretirement Benefits	(0.01)	(4)		(2)		—		—		—	(6)
Depreciation and Amortization Expense (5)	(0.03)	(17)		(5)		(6)		(4)		(1)	(33)
Interest Expense and Other (6)	(0.08)	(2)		(12)		(4)		(15)		(48)	(81)
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	$(0.02)	$(32)		$(17)		$65		$(5)		$(22)	$(11)

2024 GAAP Net Income (Loss)	$0.66	$193		$149		$264		$168		$(116)	$658
Change in FERC Audit Liability (net of taxes of $9)	0.03	26		—		—		—		1	27
2024 Adjusted (non-GAAP) Operating Earnings (Loss)	$0.68	$219		$149		$264		$168		$(115)	$685
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2024 and 2023 ranged from 24.0% to 29.0%.
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, DPL Maryland, and ACE, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)ComEd's distribution rate revenues increase or decrease as fully recoverable costs fluctuate. For other regulatory recovery mechanisms, including transmission formula rates and riders across the utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)Represents costs related to the separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation, and employee-related severance costs, which are recorded in Operating and maintenance expense and Other, net.
(2)For ComEd, reflects decreased electric distribution revenues due to lower allowed electric distribution ROE and absence of a return on the pension asset. For BGE, reflects increased revenue due to distribution rate increases. For PHI, reflects increased revenue primarily due to distribution increases.
(3)For ComEd, reflects increased electric distribution, transmission, and energy efficiency revenues due to higher fully recoverable costs and reflects lower carrying cost recovery related to the CMC regulatory asset. For BGE, reflects lower gas revenues due to lower gas prices. For PHI, reflects higher transmission revenues due to higher fully recoverable costs.
(4)Represents Operating and maintenance expense, excluding pension and non-pension postretirement benefits. For ComEd, reflects an updated rate of capitalization of certain overhead costs and increased contracting costs. For PECO and BGE, primarily reflects increased storm costs. For PHI, primarily reflects increased contracting costs, storm costs, and credit loss expense. For Corporate, primarily reflects a decrease in Operating and maintenance expense with an offsetting decrease in other income for costs billed to Constellation for services provided by Exelon through the TSA.
(5)Reflects ongoing capital expenditures across all utilities.
(6)For PHI, primarily reflects an increase in interest expense and an increase in taxes other than income. For Corporate, primarily reflects an increase in interest expense and a decrease in other income for costs billed to Constellation for services provided by Exelon through the TSA, with an offsetting decrease in Operating and maintenance expense.

ComEd Statistics
Three Months Ended March 31, 2024 and 2023

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2024	2023	% Change	Weather - Normal % Change	2024	2023	% Change
Electric Deliveries and Revenues(a)
Residential	6,214	6,234	(0.3)%	(0.1)%	$918	$836	9.8%
Small commercial & industrial	7,244	7,198	0.6%	(0.4)%	594	361	64.5%
Large commercial & industrial	6,934	6,559	5.7%	2.5%	320	84	281.0%
Public authorities & electric railroads	220	227	(3.1)%	(3.1)%	17	10	70.0%
Other(b)	—	—	n/a	n/a	227	217	4.6%
Total electric revenues(c)	20,612	20,218	1.9%	0.6%	2,076	1,508	37.7%
Other Revenues(d)					19	159	(88.1)%
Total Electric Revenues					$2,095	$1,667	25.7%
Purchased Power					$907	$488	85.9%

				% Change
Heating and Cooling Degree-Days	2024	2023	Normal	From 2023	From Normal
Heating Degree-Days	2,568	2,671	3,053	(3.9)%	(15.9)%

Number of Electric Customers	2024	2023
Residential	3,754,505	3,729,983
Small commercial & industrial	397,715	391,662
Large commercial & industrial	2,023	1,881
Public authorities & electric railroads	5,821	4,790
Total	4,160,064	4,128,316
__________
(a)Reflects revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million and $3 million for the three months ended March 31, 2024 and 2023, respectively.
(d)Includes alternative revenue programs and late payment charges.

PECO Statistics
Three Months Ended March 31, 2024 and 2023

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2024	2023	% Change	Weather- Normal % Change	2024	2023	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	3,455	3,358	2.9%	(1.2)%	$520	$519	0.2%
Small commercial & industrial	1,891	1,843	2.6%	(1.7)%	126	135	(6.7)%
Large commercial & industrial	3,355	3,237	3.6%	2.5%	57	65	(12.3)%
Public authorities & electric railroads	179	168	6.5%	7.1%	7	8	(12.5)%
Other(b)	—	—	n/a	n/a	74	68	8.8%
Total electric revenues(c)	8,880	8,606	3.2%	0.2%	784	795	(1.4)%
Other Revenues(d)					(2)	—	n/a
Total Electric Revenues					782	795	(1.6)%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	18,895	17,190	9.9%	0.6%	193	223	(13.5)%
Small commercial & industrial	9,488	8,699	9.1%	(0.8)%	64	75	(14.7)%
Large commercial & industrial	16	29	(44.8)%	(12.2)%	—	1	(100.0)%
Transportation	6,899	7,014	(1.6)%	(3.0)%	8	8	—%
Other(f)	—	—	n/a	n/a	7	9	(22.2)%
Total natural gas revenues(g)	35,298	32,932	7.2%	(0.5)%	272	316	(13.9)%
Other Revenues(d)					—	1	(100.0)%
Total Natural Gas Revenues					272	317	(14.2)%
Total Electric and Natural Gas Revenues					$1,054	$1,112	(5.2)%
Purchased Power and Fuel					$403	$484	(16.7)%

				% Change
Heating and Cooling Degree-Days	2024	2023	Normal	From 2023	From Normal
Heating Degree-Days	2,089	1,888	2,410	10.6%	(13.3)%
Cooling Degree-Days	—	—	1	n/a	(100.0)%

Number of Electric Customers	2024	2023	Number of Natural Gas Customers	2024	2023
Residential	1,540,491	1,529,779	Residential	508,429	504,181
Small commercial & industrial	156,475	155,846	Small commercial & industrial	45,038	45,003
Large commercial & industrial	3,160	3,118	Large commercial & industrial	7	9
Public authorities & electric railroads	10,713	10,401	Transportation	646	650
Total	1,710,839	1,699,144	Total	554,120	549,843
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million and $1 million for the three months ended March 31, 2024 and 2023, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling less than $1 million and $1 million for the three months ended March 31, 2024 and 2023, respectively.

BGE Statistics
Three Months Ended March 31, 2024 and 2023

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2024	2023	% Change	Weather- Normal % Change	2024	2023	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	3,329	3,106	7.2%	(0.6)%	$534	$434	23.0%
Small commercial & industrial	698	674	3.6%	0.5%	90	92	(2.2)%
Large commercial & industrial	3,114	3,047	2.2%	(0.2)%	132	149	(11.4)%
Public authorities & electric railroads	52	55	(5.5)%	(3.6)%	7	7	—%
Other(b)	—	—	n/a	n/a	93	96	(3.1)%
Total electric revenues(c)	7,193	6,882	4.5%	(0.3)%	856	778	10.0%
Other Revenues(d)					25	36	(30.6)%
Total Electric Revenues					881	814	8.2%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	17,981	16,787	7.1%	(3.9)%	271	278	(2.5)%
Small commercial & industrial	3,993	3,768	6.0%	(3.9)%	47	41	14.6%
Large commercial & industrial	13,516	13,214	2.3%	(2.5)%	72	70	2.9%
Other(f)	752	1,608	(53.2)%	n/a	5	19	(73.7)%
Total natural gas revenues(g)	36,242	35,377	2.4%	(3.4)%	395	408	(3.2)%
Other Revenues(d)					21	35	(40.0)%
Total Natural Gas Revenues					416	443	(6.1)%
Total Electric and Natural Gas Revenues					$1,297	$1,257	3.2%
Purchased Power and Fuel					$464	$492	(5.7)%

				% Change
Heating and Cooling Degree-Days	2024	2023	Normal	From 2023	From Normal
Heating Degree-Days	2,020	1,774	2,355	13.9%	(14.2)%

Number of Electric Customers	2024	2023	Number of Natural Gas Customers	2024	2023
Residential	1,213,063	1,207,486	Residential	658,818	656,583
Small commercial & industrial	115,406	115,658	Small commercial & industrial	37,982	38,260
Large commercial & industrial	13,110	12,911	Large commercial & industrial	6,336	6,261
Public authorities & electric railroads	261	266
Total	1,341,840	1,336,321	Total	703,136	701,104
__________
(a)Reflects revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million and $2 million for the three months ended March 31, 2024 and 2023, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling $1 million and $1 million for the three months ended March 31, 2024 and 2023, respectively.

Pepco Statistics
Three Months Ended March 31, 2024 and 2023

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2024	2023	% Change	Weather- Normal % Change	2024	2023	% Change
Electric Deliveries and Revenues(a)
Residential	2,097	1,963	6.8%	(0.9)%	$345	$283	21.9%
Small commercial & industrial	285	267	6.7%	2.2%	46	39	17.9%
Large commercial & industrial	3,293	3,210	2.6%	0.6%	262	282	(7.1)%
Public authorities & electric railroads	162	152	6.6%	5.8%	11	8	37.5%
Other(b)	—	—	n/a	n/a	64	56	14.3%
Total electric revenues(c)	5,837	5,592	4.4%	0.3%	728	668	9.0%
Other Revenues(d)					31	42	(26.2)%
Total Electric Revenues					$759	$710	6.9%
Purchased Power					$281	$258	8.9%

				% Change
Heating and Cooling Degree-Days	2024	2023	Normal	From 2023	From Normal
Heating Degree-Days	1,788	1,621	2,078	10.3%	(14.0)%
Cooling Degree-Days	5	2	3	150.0%	66.7%

Number of Electric Customers	2024	2023
Residential	869,606	859,207
Small commercial & industrial	54,177	54,089
Large commercial & industrial	22,992	22,858
Public authorities & electric railroads	207	201
Total	946,982	936,355
__________
(a)Reflects revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million and $1 million for the three months ended March 31, 2024 and 2023, respectively.
(d)Includes alternative revenue programs and late payment charge revenues.

DPL Statistics
Three Months Ended March 31, 2024 and 2023

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2024	2023	% Change	Weather - Normal % Change	2024	2023	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	1,487	1,386	7.3%	(0.4)%	$256	$210	21.9%
Small commercial & industrial	557	535	4.1%	0.8%	62	62	—%
Large commercial & industrial	973	957	1.7%	0.4%	29	33	(12.1)%
Public authorities & electric railroads	9	11	(18.2)%	(19.3)%	4	4	—%
Other(b)	—	—	n/a	n/a	63	58	8.6%
Total electric revenues(c)	3,026	2,889	4.7%	—%	414	367	12.8%
Other Revenues(d)					5	10	(50.0)%
Total Electric Revenues					419	377	11.1%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	3,913	3,581	9.3%	(1.2)%	46	60	(23.3)%
Small commercial & industrial	1,717	1,652	3.9%	(6.8)%	17	26	(34.6)%
Large commercial & industrial	428	414	3.4%	3.5%	2	1	100.0%
Transportation	1,960	1,900	3.2%	(1.9)%	5	4	25.0%
Other(f)	—	—	n/a	n/a	2	6	(66.7)%
Total natural gas revenues	8,018	7,547	6.2%	(2.4)%	72	97	(25.8)%
Other Revenues(d)					—	—	n/a
Total Natural Gas Revenues					72	97	(25.8)%
Total Electric and Natural Gas Revenues					$491	$474	3.6%
Purchased Power and Fuel					$215	$221	(2.7)%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2024	2023	Normal	From 2023	From Normal
Heating Degree-Days	2,112	1,875	2,365	12.6%	(10.7)%
Cooling Degree-Days	—	—	1	—%	(100.0)%

Natural Gas Service Territory				% Change
Heating Degree-Days	2024	2023	Normal	From 2023	From Normal
Heating Degree-Days	2,204	1,952	2,476	12.9%	(11.0)%

Number of Electric Customers	2024	2023	Number of Natural Gas Customers	2024	2023
Residential	486,950	482,979	Residential	130,427	129,791
Small commercial & industrial	64,338	63,794	Small commercial & industrial	10,182	10,158
Large commercial & industrial	1,260	1,236	Large commercial & industrial	16	16
Public authorities & electric railroads	593	595	Transportation	163	158
Total	553,141	548,604	Total	140,788	140,123
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million for both the three months ended March 31, 2024 and 2023.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.

ACE Statistics
Three Months Ended March 31, 2024 and 2023

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2024	2023	% Change	Weather - Normal % Change	2024	2023	% Change
Electric Deliveries and Revenues(a)
Residential	841	760	10.7%	0.3%	$174	$146	19.2%
Small commercial & industrial	361	371	(2.7)%	(6.5)%	50	59	(15.3)%
Large commercial & industrial	740	789	(6.2)%	(7.5)%	49	63	(22.2)%
Public authorities & electric railroads	14	13	7.7%	(2.7)%	5	5	—%
Other(b)	—	—	n/a	n/a	67	63	6.3%
Total electric revenues(c)	1,956	1,933	1.2%	(4.1)%	345	336	2.7%
Other Revenues(d)					13	17	(23.5)%
Total Electric Revenues					$358	$353	1.4%
Purchased Power					$140	$148	(5.4)%

				% Change
Heating and Cooling Degree-Days	2024	2023	Normal	From 2023	From Normal
Heating Degree-Days	2,201	2,008	2,426	9.6%	(9.3)%
Cooling Degree-Days	—	—	1	—%	(100.0)%

Number of Electric Customers	2024	2023
Residential	505,793	503,260
Small commercial & industrial	62,704	62,230
Large commercial & industrial	2,893	3,030
Public authorities & electric railroads	728	726
Total	572,118	569,246
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million for both the three months ended March 31, 2024 and 2023.
(d)Includes alternative revenue programs.